UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 15, 2005

Penton Media, Inc

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14337	36-2875386

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

The Penton Media Building 1300 East
Ninth Street, Cleveland, Ohio	44114-1503

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:	(216) 696-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

      On April 15, 2005, Penton Media, Inc. provided the following information to certain media outlets:

Penton Media, Inc. 2004 Performance
and Operating Highlights

Financial Summary

	YTD December 31,

$ in thousands
	2004	2003	$ Change	% Change

Revenues	$212,663	$205,977	$6,686	3.2%

Net Loss	$(67,191)	$(93,131)	$25,940	27.9%

Net Loss Applicable to Common Stockholders	$(79,381)	$(101,667)	$22,286	21.9%

Consolidated Adj EBITDA*	$33,189	$25,249	$7,940	31.4%

Adj EBITDA Margin	15.6%	12.3%

* Reconciliation to net loss follows in this document

2004 Operating Highlights

We charted year-on-year revenue growth for the first year since 2000 as our customers’ markets strengthened and the overall B2B media industry began to see signs of recovery.

Print media was slightly down after two years of double-digit declines, while online media product sales accelerated as customers continued to direct a higher percentage of marketing budgets to Web marketing.

Our trade show/conference business mirrored industry recovery trends. Event results grew on the strength of our Natural Products Expos and our Comfortech event, growth of our targeted technology conferences, sales of roadshow events, and the introduction of new conferences across several markets.

      2004 Revenues by Product Line

➢	Publishing – down 2.9% to $143.6M from $147.9M

➢	Events – up 16.3% to $51.4M from $44.2M

➢	Online – up 26.6% to $17.6M from $13.9M

2004 Strategic Highlights

Management’s focus is to drive revenues and profits and return Penton to a position of positive net free cash. Two of the company’s key strategies to drive revenues and profits include expanding our portfolio so that we are offering media solutions across all platforms to every market we serve, and to continue to accelerate our eMedia business.

➢	Every Penton operating group now offers in print, in person and online channels to their markets.

➢	EMedia product development accelerated, we invested in strategic partnerships, and revenues expanded 27%.

      Current eMedia operations highlights include:

      Key Stats

•	26% growth in page views from Jan 2004 to Jan 2005 to over 13.3 million page views per month

•	Delivered over 125 million requested e-mails, including 75 million e-newsletters

•	Produced over 100 webcasts in 2004

•	25 digital editions of our magazines either active or pending launch

      Web Site Re-Launches

•	Air Transport World

•	Contracting Business

•	Hydraulics & Pneumatics

•	IndustryWeek

•	Windows IT Pro Europe

      Strategic Partnerships

•	Strategic relationship with Google for sponsored links on content and search pages

•	Strategic partnership with DiscoverCircuits.com joining as key site within our Electronics OEM network

      Vendor Relationships

•	Signed WhatCounts as email provider

•	Signed MeritDirect as email list rental management company

•	Signed On24 as primary webcast provider

•	Signed WebSideStory HitBox Enterprise as Web metrics/analysis provider

•	Acquired Nav4 vertical market search technology

Organic growth and strategic acquisitions also are part of our growth strategy. Our launch pipeline has been robust, particularly with online media products; we recently purchased the largest known online database of power semiconductors and power supplies from Davis Marketing Communications, which strengthened our electronics OEM franchise; and we’ve been launching a number of new events – roadshows and annual conferences – in the design/engineering, foodservice, baking, manufacturing, and IT markets.

2004 Market Trends

Markets that have been difficult for Penton over the past few years (industrial/manufacturing and tech) experienced improved results in 2004, while our natural products market continued to show strong results.

➢	Our Industry segment saw a 1% decline in revenues, primarily due to a publishing decline in one unit (government). Online media and trade shows/conferences both grew in this diversified industrial segment.

➢	Our Technology portfolio saw modest growth for the year, with publishing in our IT media unit continuing to experience difficulty. Declines in overall segment publishing revenues were more than offset by significant revenue increases for events and online media, with outstanding performance for IT roadshows and conferences and online media in our electronics OEM and IT units.

➢	Our Lifestyle portfolio saw a 14% revenue increase on the strength of events, as well as publishing.

Liquidity/Balance Sheet

Penton’s 2004 year-end total debt of $329.1M was reduced in February to $323.6M as we repurchased $5.5M face value of our subordinated notes. The buyback also will reduce annual interest payments by $0.6M.

The company does not expect liquidity issues going forward. We have full access to $33.7M of availability on our credit facility, and we are current on our bond interest payments.

Reconciliation of Consolidated Adjusted EBITDA to Net Loss
$ in thousands
		2003
	2004	Restated
Net loss	$(67,191)	$(93,131)
Interest expense	38,010	39,686
(Benefit) provision for income taxes	(51)	6,795
Depreciation and amortization	10,758	13,808

EBITDA	(18,474)	(32,842)

Loan and Security Agreement Adjustments:
Restructuring and other charges	6,165	5,895
Loss on sale of properties	1,033	—
Provision for loan impairment	1,717	7,600
Asset write-downs and impairments	39,651	43,760
Executive separation costs	2,728	—
Non-cash compensation	733	1,373
Interest income	(278)	(523)
Discontinued operations, net of taxes	—	(738)
Cumulative effect of accounting change, net of taxes	—	—
Other, net	(86)	724

Consolidated Adjusted EBITDA	$33,189	$25,249

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENTON MEDIA, INC
By:	/s/ Preston L. Vice
	Name:	Preston L. Vice
	Title:	Chief Financial Officer

Date: April 15, 2005

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